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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2021
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Evergy, Inc.
(Exact Name of Registrant as Specified in Charter)
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Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street
Kansas City, Missouri 64105
(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2021, and following over 18 years of service, Ms. Mollie H. Carter informed Evergy, Inc. (“Evergy”) that she will not stand for election as a director of Evergy at the 2022 annual meeting of shareholders. Ms. Carter has advised that her decision is not as a result of any concerns regarding Evergy’s operations or financial performance. Evergy does not anticipate appointing a replacement to fill the vacancy that will be created following Ms. Carter’s departure. Ms. Carter intends to continue to serve as the chair of the Compensation and Leadership Development Committee of the Evergy board of directors through the annual shareholder meeting in May 2022. Evergy wishes to express its appreciation for Ms. Carter’s 18 years of service as a board member.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Evergy, Inc.

/s/ Heather A. Humphrey
Heather A. Humphrey
Senior Vice President, General Counsel and Corporate Secretary
Date: December 20, 2021